Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of Cluster Group Holdings Limited Co. (the “Company”) Quarterly Report on Form 10-Q for the period ending June 30, 2026 (the “Report”), I, Yan Ping Sheng, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2026	CLUSTER GROUP HOLDINGS LIMITED CO.

	By:	/s/ Yan Ping Sheng
	Name	Yan Ping Sheng
	Title	CEO